UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) –January 29, 2010

NEFFS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania State or other jurisdiction of incorporation)	000-32605 (Commission File Number)	23-2400383 (IRS Employer Identification Number)

5629 Route 873 P.O. Box 10 Neffs, Pennsylvania (Address of principal executive offices)	18065-0010 (Zip Code)
Registrant's telephone number including area code: (610) 767-3875

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  2.02.  Results of Operations and Financial Condition

Neffs Bancorp, Inc. (the “Corporation”) is a Pennsylvania business Corporation, which is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Holding Company Act”).  The Corporation was incorporated on March 24, 1986 and became an active bank holding company on October 31, 1986.  The Corporation owns all of the outstanding stock of The Neffs National Bank (“the bank”).

Net income for 2009 was $3,161,000 or $16.96 per share compared to $3,037,000 or $16.00 per share for 2008.  FDIC expense was $338,000 for 2009 compared to $52,000 for 2008.  This increase is mainly due to a special assessment by the FDIC.  The Corporation incurred an impairment charge on a security of $659,000 in 2009.  There were no security impairment charges in 2008.

The Corporation’s total assets were $258,176,000 at December 31, 2009 compared to $238,782,000 at December 31, 2008.

Neffs Bancorp, Inc. may from time to time make written or oral “forward-looking statements”, including statements contained in the Corporation’s filings with the Securities and Exchange Commission (including this Form 8-K and the exhibits hereto and thereto), in its reports to stockholders and in other communications by the Corporation, which are made in good faith by the Corporation pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

The information in this Item 2.02 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Neffs Bancorp, Inc.
Selected Consolidated Financial Data
As of December 31, 2009
Dollars in thousands, except per share data
(unaudited)

Selected Consolidated Statements of Income
	Years Ended December 31,
	2009	2008

Total interest income	$13,471	$12,872
Total interest expense	5,474	6,122

Net interest income	7,997	6,750
Provision for loan losses	84	145

Net interest income after provision for loan losses	7,913	6,605

Impairment charge on securities	(659)	-
Security gains	10	-
Other income	259	277
Other expenses	3,421	3,016

Income before income taxes	4,102	3,866
Income tax expense	(941)	(829)

Net income	$3,161	$3,037

Per Share Data

Basic earnings	$16.96	$16.00
Book value	$248.51	$235.29
Dividends declared	$4.00	$4.00
Average shares outstanding	186,417	189,861
Actual shares outstanding	183,608	189,250

Selected Consolidated Statements of Financial Condition
	December 31,
	2009	2008
Total assets	$258,176	$238,782
Securities	135,967	130,310
Loans, net of unearned income	111,159	100,192
Allowance for loan losses	829	761
Deposits	211,390	192,938
Stockholders' Equity	45,628	44,529

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEFFS BANCORP, INC.
(Registrant)

Dated: January 29, 2010	By:	/s/ John J. Remaley
John J. Remaley
President